Exhibit 99.1
PRESS RELEASE
Contacts:
James E. Green, Executive Vice President, Corporate Affairs
423-989-8125
David E. Robinson, Senior Director, Corporate Affairs
423-989-7045
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS REPORTS
THIRD-QUARTER 2006 FINANCIAL RESULTS
BRISTOL, TENNESSEE, November 9, 2006 — King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues were $492 million during the third quarter ended September 30, 2006, compared to $518 million in the third quarter of 2005. Including special items, net earnings equaled $90 million and diluted earnings per share equaled $0.37 during the third quarter ended September 30, 2006, compared to net income of $122 million and diluted earnings per share of $0.50 in the same period of the prior year. Excluding special items, net earnings equaled $106 million and diluted earnings per share equaled $0.44 during the third quarter ended September 30, 2006, compared to net earnings of $125 million and diluted earnings per share of $0.52 in the third quarter of 2005.
For the nine-month period ended September 30, 2006, total revenues were $1.48 billion compared to $1.35 billion for the nine-month period ended September 30, 2005. Including special items, net income equaled $252 million and diluted earnings per share equaled $1.04 during the nine-month period ended September 30, 2006, compared to net income of $212 million and diluted earnings per share of $0.88 during the same period of the prior year. Excluding special items, net earnings equaled $324 million and diluted earnings per share equaled $1.33 for the nine-month period ended September 30, 2006, compared to net earnings of $308 million and diluted earnings per share of $1.27 in the same period of 2005.
Brian A. Markison, President and Chief Executive Officer of King, stated, “We are pleased with our continued solid financial performance and our accomplishments during the third quarter. Importantly, we strengthened our portfolio with the launch of Glumetza™, a new generation metformin product for patients with Type II diabetes, and our agreement to acquire the rights to Avinza®, a true once-a-day morphine product.”
Mr. Markison emphasized, “Glumetza™ is an excellent complement to our cardiovascular/metabolics franchise and Avinza® significantly strengthens our growing pain portfolio, positioning us to become a leader in pain management. We expect to close the Avinza® acquisition on or about December 31, 2006. In the interim, our sales force is promoting the product pursuant to a separate copromotion agreement which terminates in January 2007.”
Mr. Markison added, “We are continuing to focus on business development opportunities in our key therapeutic areas to further improve our development pipeline, which includes four products in Phase III and two products in Phase II. Additionally, we expect T-62, our investigational drug for the treatment of neuropathic pain, to enter Phase II in the first half of 2007. As our pipeline continues to build momentum, we expect to report results from several key clinical programs next year.”

Net revenue from branded pharmaceuticals totaled $433 million for the third quarter of 2006, a 5% decrease from $455 million during the third quarter of 2005. This difference was primarily due to previously disclosed changes in reserve estimates and increases in wholesale inventory levels of the Company’s products in the third quarter of 2005 that each positively benefited net revenues during that quarter.
Altace® (ramipril) net sales totaled $159 million during the third quarter of 2006 compared to $174 million during the third quarter of 2005.
Net sales of Skelaxin® (metaxalone) totaled $106 million during the third quarter of 2006 compared to $116 million during the same period of the prior year.
Thrombin-JMI® (thrombin, topical, bovine, USP) net sales totaled $70 million during the third quarter of 2006 compared to $54 million during the third quarter of 2005. Net sales of this product during the third quarter of 2006 benefited from an increase in wholesale inventory levels which remain within a normalized range.
Net sales of Sonata® (zaleplon) totaled $19 million during the third quarter of 2006 compared to $20 million during the third quarter of the prior year.
Levoxyl® (levothyroxine sodium tablets, USP) net sales totaled $25 million during the third quarter ended September 30, 2006 compared to $36 million during the third quarter of 2005.
King’s Meridian Medical Technologies business contributed revenue totaling $37 million during the third quarter of 2006 compared to $38 million during the same period of the prior year.
Royalty revenues, derived primarily from Adenoscan® (adenosine), totaled $19 million during the third quarter ended September 30, 2006, compared to $22 million during the third quarter of 2005. During the third quarter ended September 30, 2006, net revenue from contract manufacturing equaled $3 million.
As of September 30, 2006, the Company’s cash and cash equivalents and investments in debt securities totaled approximately $918 million. During the third quarter of 2006, the Company generated cash flow from operations of approximately $127 million. King expects to use cash to consummate its planned acquisition of Avinza®. Additionally, King plans to utilize its cash position to fuel its business development initiatives and aggressively invest in the further development of products in its pipeline. Accordingly, the Company continues to believe that its total investment in research and development for the full year of 2006 could exceed $150 million.
Webcast Information
King will conduct a webcast today to discuss the Company’s third quarter 2006 financial results and other matters pertaining to its business. Interested persons may listen to the webcast on

Thursday, November 9, 2006, at 11:00 a.m., E.S.T. by clicking the following link to register and then joining the live event with the same URL:
http://www.kingpharm.com/web_casts.asp
If you are unable to participate during the live event, the webcast will be archived on King’s web site at the same link for not less than 14 days after the webcast.
About Glumetza™
Glumetza™ is a once-daily, extended-release formulation of metformin HCl indicated as an adjunct to diet and exercise to improve glycemic control in adult patients (18 years and older) with Type II diabetes. Glumetza™ may be used concomitantly with a sulfonylurea or insulin to improve glycemic control in adults.
Glumetza™ is contraindicated in patients with renal disease or renal dysfunction (e.g., as suggested by serum creatinine levels greater than or equal to 1.5 mg/dL in males and greater than or equal to 1.4 mg/dL in females), congestive heart failure, known hypersensitivity to metformin HCl, and acute or chronic metabolic acidosis, including diabetic ketoacidosis with or without coma. As with all metformins, there is a warning regarding lactic acidosis with Glumetza™. For additional information on the product, please access the package insert at http://www.depomedinc.com/glumetza_Prescribing_Info.pdf .
About Avinza®
Avinza® is an extended-release opioid agent for patients requiring continuous, around-the-clock analgesia for an extended period of time. It is ideally suited for low-risk populations for the treatment of cancer and severe, chronic non-malignant pain conditions. It contains morphine in an extended release form, allowing for once-daily dosing. Avinza® is covered by a formulation patent that extends through November 2017.
Because Avinza® is an extended-release product, it should not be chewed, crushed, or dissolved due to the risk of rapid release and absorption of a potentially fatal dose of morphine. Avinza® should not be taken with alcohol or drug products containing alcohol. The most common serious adverse events reported with administration of Avinza® are vomiting, nausea, death, dehydration, dyspnea, and sepsis. Avinza® is contraindicated in patients with known hypersensitivity to morphine, morphine salts, or any components of the product.
About Special Items
Under Generally Accepted Accounting Principles (“GAAP”), “net earnings” and “diluted earnings per share” include special items. In addition to the results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the quarters and nine months ended September 30, 2006 and 2005, excluding special items. These non-GAAP financial measures exclude special items which are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable. Such items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and one-time inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King’s management. A reconciliation of non-GAAP financial measures referenced herein and King’s financial results determined in accordance with GAAP is provided below.
About King Pharmaceuticals
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.
Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to the planned closing of the Avinza® acquisition; statements pertaining to the expected reporting of clinical trial results; statements pertaining to the Company’s business development initiatives and product pipeline; statements pertaining to the Company’s expected investment in research and development for 2006; statements pertaining to the Company’s planned use of cash; and statements pertaining to the Company’s planned webcast to discuss its third-quarter 2006 results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on King’s ability to continue to acquire branded products, including products in development; dependence on King’s ability to continue to successfully execute the Company’s strategy and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on King’s ability to successfully integrate its acquisitions; dependence on King’s ability to complete its acquisition of Avinza® as planned; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products in which King has an interest; dependence on the unpredictability of the duration and results of the U. S. Food and Drug Administration’s (“FDA”) review of Investigational New Drug applications (“IND”), New Drug Applications (“NDA”), and Abbreviated New Drug Applications (“ANDA”) and/or the review of other regulatory agencies worldwide that relate to those projects; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King’s products;

dependence on the potential effect on sales of the Company’s existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company’s growth strategy; dependence on whether King incurs research and development expenses as planned; dependence on King’s compliance with FDA and other government regulations that relate to the Company’s business; dependence on King’s ability to conduct its webcast as currently planned on November 9, 2006; dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended June 30, 2006, which are on file with the U.S. Securities and Exchange Commission (“SEC”). King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

KING PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$138,054	$30,014
Investments in debt securities	779,545	494,663
Restricted cash	—	130,400
Accounts receivable, net	255,746	223,581
Inventories	186,770	228,063
Deferred income tax assets	69,153	81,777
Prepaid expenses and other current assets	102,356	59,291

Total current assets	1,531,624	1,247,789

Property, plant and equipment, net	303,822	302,474
Intangible assets, net	924,828	967,194
Goodwill	121,152	121,152
Deferred income tax assets	258,498	231,032
Marketable securities	13,508	18,502
Other assets	94,112	77,099

Total assets	$3,247,544	$2,965,242

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80,810	$84,539
Accrued expenses	471,695	519,620
Income taxes payable	20,617	22,301
Current portion of long-term debt	4,257	345,000

Total current liabilities	577,379	971,460

Long-term debt	400,000	—
Other liabilities	23,894	20,360

Total liabilities	1,001,273	991,820

Commitments and contingencies
Shareholders’ equity:
Common shares no par value, 300,000,000 shares authorized, 243,113,666 and 242,493,416 shares issued and outstanding, respectively	1,238,535	1,213,482
Retained earnings	1,006,938	754,953
Accumulated other comprehensive income	798	4,987

Total shareholders’ equity	2,246,271	1,973,422

Total liabilities and shareholders’ equity	$3,247,544	$2,965,242

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
REVENUES:
Total revenues	$491,706	$518,032	$1,475,586	$1,349,596

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation, amortization and impairments shown below	106,473	92,257	305,925	257,259
Excess purchase commitment	—	—	—	(1,582)

Total cost of revenues	106,473	92,257	305,925	255,677

Selling, general and administrative, exclusive of co-promotion fees and Mylan transaction costs	112,802	107,232	320,517	292,643
Special legal and professional fees	(5,502)	4,406	(1,037)	13,268
Mylan transaction costs	—	466	—	3,898
Co-promotion fees	50,294	70,346	162,615	162,588

Total selling, general, and administrative expense	157,594	182,450	482,095	472,397

Depreciation and amortization	36,361	31,352	109,273	112,698
Accelerated depreciation	1,472	—	1,472	—

Total depreciation and amortization	37,833	31,352	110,745	112,698

Research and development	38,419	24,049	102,931	53,021
Research and development-In-process upon acquisition	25,000	—	110,000	—

Total research and development	63,419	24,049	212,931	53,021

Intangible asset impairment	—	—	279	126,923
Restructuring charges	3,202	597	3,194	2,603
Gain on sale of products	—	(20)	—	(1,458)

Total operating costs and expenses	368,521	330,685	1,115,169	1,021,861

OPERATING INCOME	123,185	187,347	360,417	327,735
OTHER INCOME (EXPENSE):
Interest expense	(1,894)	(3,136)	(7,925)	(8,876)
Interest income	8,489	5,253	22,842	11,463
Gain (loss) on investment	—	1,040	—	(6,182)
(Loss) gain on early extinguishment of debt	(11)	—	698	—
Other, net	101	(751)	(613)	(2,047)

Total other income (expense)	6,685	2,406	15,002	(5,642)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	129,870	189,753	375,419	322,093
Income tax expense	40,020	67,109	123,931	111,302

INCOME FROM CONTINUING OPERATIONS	89,850	122,644	251,488	210,791

DISCONTINUED OPERATIONS:
Income (loss) from discontinued operations	865	(1,226)	775	2,607
Income tax expense (benefit)	310	(439)	278	989

Total income (loss) from discontinued operations	555	(787)	497	1,618

NET INCOME	$90,405	$121,857	$251,985	$212,409

Basic net income per common share	$0.37	$0.50	$1.04	$0.88

Diluted net income per common share	$0.37	$0.50	$1.04	$0.88

Shares used in basic net income per share	242,256	241,755	242,163	241,737
Shares used in diluted net income per share	242,798	241,907	242,711	241,831

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING SPECIAL ITEMS — NON GAAP
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
REVENUES:
Total revenues	$491,706	$518,032	$1,475,586	$1,349,596

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation and amortization shown below	106,473	92,257	305,925	257,259

Selling, general and administrative, exclusive of co-promotion fees and Mylan transaction costs	112,802	107,232	320,517	292,643
Co-promotion fees	50,294	70,346	162,615	162,588

Total selling, general, and administrative expense	163,096	177,578	483,132	455,231

Depreciation and amortization	36,361	31,352	109,273	112,698
Research and development	38,419	24,049	102,931	53,021

Total operating costs and expenses	344,349	325,236	1,001,261	878,209

OPERATING INCOME	147,357	192,796	474,325	471,387
OTHER INCOME (EXPENSE):
Interest expense	(1,894)	(3,136)	(7,925)	(8,876)
Interest income	8,489	5,253	22,842	11,463
Other, net	101	(751)	(613)	(2,047)

Total other income	6,696	1,366	14,304	540

INCOME BEFORE INCOME TAXES	154,053	194,162	488,629	471,927
Income tax expense	48,430	68,797	164,690	163,767

NET INCOME	$105,623	$125,365	$323,939	$308,160

Basic net income per common share	$0.44	$0.52	$1.34	$1.27

Diluted net income per common share	$0.44	$0.52	$1.33	$1.27

Shares used in basic net income per share	242,256	241,755	242,163	241,737
Shares used in diluted net income per share	242,798	241,907	242,711	241,831

KING PHARMACEUTICALS, INC.
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share data)
(Unaudited)
The following tables reconcile Non-GAAP measures to amounts reported under GAAP:

	Three Months Ended September 30, 2006		Nine Months Ending September 30, 2006
		EPS		EPS
Net income, excluding special items	$105,623		$323,939
Diluted income per common share, excluding special items		$0.44		$1.33
SPECIAL ITEMS:
Special legal and professional fees (selling, general, and administrative)	5,502	0.02	1,037	0.01
Accelerated depreciation (other operating costs and expenses)	(1,472)	(0.01)	(1,472)	(0.01)
Research and development -in-process upon acquisition (other operating costs and expenses)	(25,000)	(0.10)	(110,000)	(0.45)
Intangible asset impairment (other operating costs and expenses)	—	—	(279)	(0.00)
Restructuring charges (other operating costs and expenses)	(3,202)	(0.01)	(3,194)	(0.01)
(Loss) gain on early extinguishment of debt (other income (expense))	(11)	(0.00)	698	0.00
Income from discontinued operations	865	0.00	775	0.00
Income tax benefit from special items	8,100	0.03	40,481	0.17

Net income	$90,405		$251,985

Diluted income per common share, as reported under GAAP		$0.37		$1.04

	Three Months Ended September 30, 2005		Nine Months Ending Septmeber 30, 2005
		EPS		EPS
Net income, excluding special items	$125,365		$308,160
Diluted income per common share, excluding special items		$0.52		$1.27
SPECIAL ITEMS:
Excess purchase commitment (cost of goods sold)	—	—	1,582	0.01
Special legal and professional fees (selling, general, and administrative)	(4,406)	(0.02)	(13,268)	(0.05)
Mylan transaction costs (selling, general, and administrative)	(466)	(0.00)	(3,898)	(0.02)
Intangible asset impairment (other operating costs and expenses)	—	—	(126,923)	(0.52)
Restructuring charges (other operating costs and expenses)	(597)	(0.00)	(2,603)	(0.01)
Gain on sale of products (other operating costs and expenses)	20	0.00	1,458	0.01
Gain (loss) on investment (other income (expense))	1,040	0.00	(6,182)	(0.03)
(Loss) income from discontinued operations	(1,226)	(0.01)	2,607	0.01
Income tax benefit from special items	2,127	0.01	51,476	0.21

Net income	$121,857		$212,409

Diluted income per common share, as reported under GAAP		$0.50		$0.88

KING PHARMACEUTICALS, INC.
SUMMARY RECONCILIATION OF SPECIAL ITEMS
FOR THE QUARTERS ENDED SEPTEMBER 30, 2006 AND 2005
King recorded special items during the third quarter ended September 30, 2006, resulting in a net charge of $23 million, or $15 million net of tax, primarily due to a $25 million charge related to acquired in-process research and development associated with King’s collaboration with Arrow and certain of its affiliates to commercialize novel formulations of Altace®.
During the three months ended September 30, 2005, King recorded special items resulting in a net charge of $6 million, or $4 million net of tax, primarily due to professional fees associated with government inquiries and private plaintiff securities litigation.

KING PHARMACEUTICALS, INC.
SUMMARY RECONCILIATION OF SPECIAL ITEMS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
King recorded special items during the nine months ended September 30, 2006, resulting in a net charge of $112 million, or $72 million net of tax, primarily due to $110 million in charges related to acquired in-process research and development associated with King’s entry into a strategic collaboration with Arrow and certain of its affiliates to commercialize novel formulations of Altace®.
During the nine months ended September 30, 2005, King recorded special items resulting in a net charge of $147 million, or $96 million net of tax, primarily due to an intangible asset impairment charge related to Sonata®.
EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620